Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the foregoing Statement on Schedule 13D with respect to the common shares of SELLAS Life Sciences Group, Inc. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: January 8, 2018

EQUILIBRIA CAPITAL MANAGEMENT LIMITED

By:	/s/ Daniel Tafur
Name:	Daniel Tafur
Title:	Chief Investment Officer

EQC PRIVATE MARKETS SAC FUND II LTD EQC BIOTECH SELY S FUND

By:	/s/ Daniel Tafur
Name:	Daniel Tafur
Title:	Director

EQC PRIVATE MARKETS SAC FUND LTD EQC BIOTECH SELY I FUND

By:	/s/ Daniel Tafur
Name:	Daniel Tafur
Title:	Director

EQC PRIVATE MARKETS SAC FUND LTD EQC BIOTECH SELY II FUND

By:	/s/ Daniel Tafur
Name:	Mr. Daniel Tafur
Title:	Director

EQC PRIVATE MARKETS II SAC FUND LTD EQC BIOTECH SELY III FUND

By:	/s/ Daniel Tafur
Name:	Daniel Tafur
Title:	Director

VARIBOBI FINANCIAL HOLDINGS LTD

By:	/s/ Fabio López
Name:	Fabio López
Title:	Sole Owner

MR. DANIEL TAFUR

/s/ Daniel Tafur

MR. FABIO LÓPEZ

/s/ Fabio López